Exhibit 99.1

Steve Madden Announces Second Quarter Results

LONG ISLAND CITY, N.Y., July 31, 2018 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion footwear and accessories for women, men and children, today announced financial results for the second quarter ended June 30, 2018.

Amounts referred to as “Adjusted” exclude the items that are described under the heading “Non-GAAP Adjustments.”

For the Second Quarter 2018:

•	Net sales increased 5.8% to $395.8 million compared to $374.1 million in the same period of 2017.
•	Gross margin was 37.3%. Gross margin in the second quarter of 2017 was 37.3%. Adjusted gross margin in the second quarter of 2017 was 37.4%.
•	Operating expenses as a percentage of sales were 27.4% compared to 26.6% of sales in the same period of 2017. Adjusted operating expenses as a percentage of sales were 26.8% compared to 26.4% in the same period of 2017.
•	Operating income totaled $41.6 million, or 10.5% of net sales, compared to $41.9 million, or 11.2% of net sales, in the same period of 2017. Adjusted operating income was $44.0 million, or 11.1% of net sales, compared to Adjusted operating income of $43.1 million, or 11.5% of net sales, in the same period of 2017.
•	Net income was $32.4 million, or $0.56 per diluted share, compared to $29.0 million, or $0.50 per diluted share, in the prior year’s second quarter. Adjusted net income was $35.2 million, or $0.61 per diluted share, compared to $29.7 million, or $0.51 per diluted share, in the prior year’s second quarter.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We are pleased with our second quarter results, which were in line with our expectations.  Our flagship Steve Madden brand was the highlight in the quarter, with strong growth in the wholesale channel in both domestic and international markets as well as a return to positive comparable store sales growth in the retail channel.  In addition, the Dolce Vita and Blondo brands also recorded strong percentage increases on both the top and bottom lines.  Looking ahead, we remain on track to achieve our sales and Adjusted EPS guidance for 2018, and we are confident that our brands and our business model position the Company for sustainable growth for years to come.”

Second Quarter 2018 Segment Results

Net sales for the wholesale business increased 5.2% to $321.4 million in the second quarter of 2018, with gains in both the wholesale footwear and wholesale accessories businesses. Gross margin in the wholesale business was 31.4%. Gross margin in the wholesale business in last year’s second quarter was 31.6%. Adjusted gross margin in the wholesale business in last year’s second quarter was 31.7%. The modest decline in wholesale gross margin compared to the prior year’s second quarter Adjusted gross margin was the result of a customer mix shift in the Company’s private label footwear business.

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Retail net sales in the second quarter increased 8.5% to $74.3 million compared to $68.5 million in the second quarter of the prior year. Same store sales increased 1.6% in the quarter. Retail gross margin rose to 62.9% in the second quarter of 2018 as compared to 62.6% in the second quarter of the prior year.

The Company ended the quarter with 208 company-operated retail locations, including six Internet stores, as well as 45 company-operated concessions in international markets.

The Company’s effective tax rate for the second quarter of 2018 was 23.9% compared to 31.9% in the second quarter of 2017. On an Adjusted basis, the effective tax rate in the second quarter of 2018 was 21.7% compared to 32.0% in the prior year period. The reduction in the Company’s effective tax rate compared to the prior year was primarily a result of the impact of the Tax Cuts and Jobs Act.

Balance Sheet and Cash Flow

During the second quarter of 2018, the Company repurchased 192,936 shares of the Company’s common stock for approximately $9.4 million, which includes shares acquired through the net settlement of employee stock awards.

As of June 30, 2018, cash, cash equivalents, and current and non-current marketable securities totaled $257.4 million.

Regular Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share. The dividend will be paid on September 28, 2018, to shareholders of record at the close of business on September 18, 2018.

Company Outlook

For fiscal year 2018, the Company continues to expect net sales will increase 5% to 7% over net sales in 2017. The Company expects diluted EPS for fiscal year 2018 will be in the range of $2.51 to $2.58. The Company expects Adjusted diluted EPS for fiscal year 2018 will be in the range of $2.60 to $2.67.

Non-GAAP Adjustments

Amounts referred to as “Adjusted” exclude the items below.

For the second quarter 2018:

•	$1.1 million pre-tax ($0.8 million after-tax) expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring, included in operating expenses.
•	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with a warehouse consolidation, included in operating expenses.
•	$1.0 million tax expense in connection with the impairment of the preferred interest investment in Brian Atwood Italia Holding, LLC recorded in fourth quarter 2017.

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For the second quarter 2017:

•	$0.4 million pre-tax ($0.3 million after-tax) in non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition, included in cost of sales.
•	$0.8 million pre-tax ($0.5 million after-tax) in expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring, included in operating expenses.

For the fiscal year 2018:

•	$2.8 million pre-tax ($2.1 million after-tax) expense in connection with a provision for legal charges, included in operating expenses.
•	$1.8 million pre-tax ($1.3 million after-tax) expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring, included in operating expenses.
•	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with a warehouse consolidation, included in operating expenses.
•	$1.0 million tax expense in connection with the impairment of the preferred interest investment in Brian Atwood Italia Holding, LLC recorded in fourth quarter 2017.

Reconciliations of amounts on a GAAP basis to Adjusted amounts are presented in the Non-GAAP Reconciliation tables at the end of this release and identify and quantify all excluded items.

Conference Call Information

Interested stockholders are invited to listen to the second quarter earnings conference call scheduled for today, July 31, 2018, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed by logging onto http://www.stevemadden.com. An online archive of the broadcast will be available within one hour of the conclusion of the call and will be accessible for a period of 30 days following the call. Additionally, a replay of the call can be accessed by dialing 1-844-512-2921 (U.S.) and 1-412-317-6671 (international), passcode 9506885, and will be available until August 31, 2018.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear and accessories for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, Report®, Brian Atwood®, Cejon®, Mad Love® and Big Buddha®, Steve Madden is a licensee of various brands, including Kate Spade®, Superga® and Anne Klein®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains and mass merchants. Steve Madden also operates 208 retail stores (including Steve Madden’s six Internet stores). Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including ready-to-wear, outerwear, intimate apparel, eyewear, hosiery, jewelry, fragrance, luggage and bedding and bath products. For local store information and the latest Steve Madden booties, pumps, men’s and women’s boots, dress shoes, sandals and more, visit http://www.stevemadden.com.

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Safe Harbor

This press release and oral statements made from time to time by representatives of the Company contain certain “forward looking statements” as that term is defined in the federal securities laws. The events described in forward looking statements may not occur. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, projected or anticipated benefits from acquisitions to be made by the Company, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward looking statements. The Company cautions you that these statements concern current expectations about the Company’s future results and condition and are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based. Factors which may affect the Company’s results include, but are not limited to, the risks and uncertainties discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any one or more of these uncertainties, risks and other influences could materially affect the Company’s results of operations and financial condition and whether forward looking statements made by the Company ultimately prove to be accurate and, as such, the Company’s actual results, performance and achievements could differ materially from those expressed or implied in these forward looking statements. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

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STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30, 2018	June 30, 2017

Net sales	$395,753	$374,148
Cost of sales	247,979	234,751
Gross profit	147,774	139,397
Commission and licensing fee income, net	2,244	2,166
Operating expenses	108,434	99,666
Income from operations	41,584	41,897
Interest and other income, net	1,033	708
Income before provision for income taxes	42,617	42,605
Provision for income taxes	10,172	13,582
Net income	32,445	29,023
Net income attributable to noncontrolling interest	35	59
Net income attributable to Steven Madden, Ltd.	$32,410	$28,964

Basic income per share	$0.60	$0.53
Diluted income per share	$0.56	$0.50

Basic weighted average common shares outstanding	54,454	55,161
Diluted weighted average common shares outstanding	57,505	57,750

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STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	As of
	June 30, 2018	December 31, 2017	June 30, 2017
	(Unaudited)		(Unaudited)
Cash and cash equivalents	$190,985	$181,214	$99,411
Marketable securities (current & non current)	66,449	93,550	99,195
Accounts receivable, net	285,318	240,909	255,260
Inventories	133,627	110,324	121,213
Other current assets	37,772	49,044	49,210
Property and equipment, net	67,378	71,498	74,129
Goodwill and intangibles, net	295,454	299,842	305,155
Other assets	10,659	10,780	9,091
Total assets	$1,087,642	$1,057,161	$1,012,664

Accounts payable	$100,463	$66,955	$101,447
Contingent payment liability (current & non current)	3,000	10,000	24,923
Other current liabilities	130,963	132,657	99,373
Other long term liabilities	22,923	38,617	37,191
Total Steven Madden, Ltd. stockholders’ equity	823,622	802,821	748,036
Noncontrolling interest	6,671	6,111	1,694
Total liabilities and stockholders’ equity	$1,087,642	$1,057,161	$1,012,664

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STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2018	June 30, 2017

Net cash provided by operating activities	$44,927	$49,474

Investing Activities
Purchases of property and equipment	(5,251)	(7,672)
Sales of marketable securities, net	24,896	11,641
Repayment of notes receivable	—	221
Acquisition, net of cash acquired	—	(17,396)
Net cash provided by (used in) investing activities	19,645	(13,206)

Financing Activities
Common stock share repurchases for treasury	(35,102)	(63,941)
Payment of contingent liability	(7,000)	(5,321)
Proceeds from exercise of stock options	11,115	5,649
Cash dividends paid	(23,474)	—
Net cash used in financing activities	(54,461)	(63,613)

Effect of exchange rate changes on cash and cash equivalents	(340)	641

Net decrease in cash and cash equivalents	9,771	(26,704)

Cash and cash equivalents - beginning of period	181,214	126,115

Cash and cash equivalents - end of period	$190,985	$99,411

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STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit
		Three Months Ended		Six Months Ended
		June 30, 2017		June 30, 2017
Consolidated
GAAP gross profit		$139,397		$272,115

Non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition		413		1,653

Adjusted gross profit		$139,810		$273,768

Wholesale
GAAP gross profit		$96,519		$197,950

Non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition		413		1,653

Adjusted gross profit		$96,932		$199,603

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

GAAP operating expenses	$108,434	$99,666	$216,269	$205,531

Expense in connection with provision for legal charges	—	—	(2,837)	—

Expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring	(1,131)	(767)	(1,381)	(767)

Expense in connection with a warehouse consolidation	(1,241)	—	(1,241)	—

Bad debt expense associated with the Payless ShoeSource bankruptcy	—	—	—	(7,500)

Adjusted operating expenses	$106,063	$98,899	$210,811	$197,264

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Table 3 - Reconciliation of GAAP operating income to Adjusted operating income
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

GAAP operating income	$41,584	$41,897	$78,141	$72,676

Non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition	—	413	—	1,653

Expense in connection with provision for legal charges	—	—	2,837	—

Expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring	1,131	767	1,381	767

Expense in connection with a warehouse consolidation	1,241	—	1,241	—

Bad debt expense associated with the Payless ShoeSource bankruptcy	—	—	—	7,500

Adjusted operating income	$43,956	$43,077	$83,600	$82,596

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

GAAP provision for income taxes	$10,172	$13,582	$18,128	$24,523

Tax effect of non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition	—	153	—	578

Tax effect of expense in connection with provision for legal charges	—	—	702	—

Tax effect of expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring	298	284	360	284

Tax effect of expense in connection with a warehouse consolidation	327	—	327	—

Tax expense in connection with the impairment of the preferred interest investment in Brian Atwood Italia Holiding, LLC recorded in fourth quarter 2017	(1,028)	—	(1,028)	—

Tax effect of bad debt expense associated with the Payless ShoeSource bankruptcy	—	—	—	964

Adjusted provision for income taxes	$9,769	$14,019	$18,489	$26,349

Table 5 - Reconciliation of GAAP net income to Adjusted net income
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

GAAP net income attributable to Steven Madden, Ltd.	$32,410	$28,964	$61,083	$49,122

After-tax impact of non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition	—	260	—	1,075

After-tax impact of expense in connection with provision for legal charges	—	—	2,135	—

After-tax impact of expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring	833	483	1,021	483

After-tax impact of expense in connection with a warehouse consolidation	914	—	914	—

Tax expense in connection with the impairment of the preferred interest investment in Brian Atwood Italia Holiding, LLC recorded in fourth quarter 2017	1,028	—	1,028	—

After-tax impact of bad debt expense associated with the Payless ShoeSource bankruptcy	—	—	—	6,536

Adjusted net income attributable to Steven Madden, Ltd.	$35,185	$29,707	$66,181	$57,216

GAAP diluted income per share	$0.56	$0.50	$1.06	$0.85
Adjusted diluted income per share	$0.61	$0.51	$1.15	$0.99

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Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

daniellemccoy@stevemadden.com

ICR, Inc.

Investor Relations

Jean Fontana/Parker Schram

203-682-8200

www.icrinc.com

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